UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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EVERGREEN RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 9, 2004, Evergreen Resources, Inc. (the “Company”), issued a press release in which some of the terms of the proposed merger of the Company with a wholly owned subsidiary of Pioneer Natural Resources Company were discussed.  Set forth below is the text of the press release.

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Evergreen Resources Retains Randall & Dewey to Market Kansas Properties: Bids Due June 28, 2004

DENVER, June 9 /PRNewswire-FirstCall/ – EVERGREEN RESOURCES, INC. (NYSE: EVG) has retained Randall & Dewey, Inc. to market its Kansas assets as part of the overall merger agreement with Pioneer Natural Resources Company (NYSE: PXD). As previously reported, the boards of directors of Evergreen and Pioneer approved a strategic merger valued at approximately $2.1 billion, in which Evergreen will become a subsidiary of Pioneer, and Evergreen shareholders will receive new shares of Pioneer common stock and cash. Completion of the merger is subject to the approval of the shareholders of both Evergreen and Pioneer, with completion of the merger expected in September or October 2004.

In addition to the cash and stock consideration valued at $39 per share, the merger agreement provides for an additional cash payment to Evergreen shareholders equal to the greater of: (1) $.35 per share (approximately $15 million) as consideration from Pioneer for the Kansas properties in the merger, or (2) the net proceeds from the sale of the Kansas properties to a third party. Closing of the Kansas property transaction must occur before the closing date of the merger.

Randall & Dewey will conduct the data room process, which will begin today in Denver. Companies interested in reviewing the data are encouraged to contact Bo Sibley or David Lucke with Randall & Dewey at (281) 774-2000. Bids will be due Monday, June 28, 2004, unless regulatory review of the Pioneer/Evergreen merger allows for more time. Closing on the sale of the Kansas properties is anticipated by early August.

Evergreen has drilled or acquired 60 wells in the Forest City Basin in eastern Kansas. The company holds a 100% working interest in 766,000 acres contained in two contiguous development areas, and has spent approximately $45 million dollars to date.

Evergreen Resources is an independent energy company engaged primarily in the exploration, development, production, operation and acquisition of unconventional natural gas properties. Evergreen is one of the leading developers of coal bed methane reserves in the United States. Evergreen’s current operations are principally focused on developing and expanding its coal bed methane project located in the Raton Basin in southern Colorado. Evergreen has also begun coal bed methane projects in Alaska and the Forest City Basin of eastern Kansas and holds oil and gas producing property interests in the Piceance Basin in western Colorado, the Uintah Basin in eastern Utah, and in the Western Canada Sedimentary Basin in south-central Alberta.

This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, the company’s growth strategies; anticipated trends in the company’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations. These forward-looking statements are based largely on the company’s expectations and are subject to a number of risks and uncertainties, many of which are beyond the company’s control. Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions. In light of these and other risks and uncertainties of which the company may be unaware or which the company currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements. These and other risks and uncertainties are described in more detail in the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

SOURCE Evergreen Resources, Inc.

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Legal Information

This filing contains forward-looking statements within the meaning of federal securities laws, including statements regarding, among other things, Evergreen’s growth strategies; anticipated trends in Evergreen’s business and its future results of operations; market conditions in the oil and gas industry; the ability of the company to make and integrate acquisitions; and the impact of government regulations. These forward-looking statements are based largely on Evergreen’s expectations and are subject to a number of risks and uncertainties, many of which are beyond Evergreen’s control. Actual results could differ materially from those implied by these forward-looking statements as a result of, among other things, a decline in natural gas production, a decline in natural gas prices, incorrect estimations of required capital expenditures, increases in the cost of drilling, completion and gas collection, an increase in the cost of production and operations, an inability to meet projections, and/or changes in general economic conditions. In light of these and other risks and uncertainties of which Evergreen may be unaware or which Evergreen currently deems immaterial, there can be no assurance that actual results will be as projected in the forward-looking statements. These and other risks and uncertainties are described in more detail in Evergreen’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

This filing also contains forward looking statements regarding Evergreen’s proposed merger with a wholly owned subsidiary of Pioneer Natural Resources. Forward-looking statements relating to expectations about future results or events regarding the proposed merger are based upon information available to Evergreen as of today’s date, and Evergreen does not assume any obligation to update any of these statements. The forward-looking statements are not guarantees of the future performance of Pioneer, Evergreen or the combined company, and actual results may vary materially from the results and expectations discussed. For instance, although Pioneer and Evergreen have signed an agreement for a subsidiary of Pioneer to merge with Evergreen, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of each of Pioneer’s and Evergreen’s stockholders or government approvals or fail to satisfy conditions to closing. Additional risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of Evergreen into Pioneer’s business, and each company’s ability to compete in the highly competitive oil and gas exploration and production industry. The revenues, earnings and business prospects of Pioneer, Evergreen and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer’s and Evergreen’s ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are identified from time to time in Pioneer’s and Evergreen’s SEC reports and public announcements.

The proposed merger of Evergreen with a wholly owned subsidiary of Pioneer will be submitted to each of Pioneer’s and Evergreen’s stockholders for their consideration, and Pioneer will file with the SEC a registration statement containing the joint proxy statement–prospectus to be used by Pioneer to solicit approval of its stockholders to issue additional stock in the merger and to be used by Evergreen to solicit the approval of its stockholders for the proposed merger.  Pioneer and Evergreen will also file other documents concerning the proposed merger.  You are urged to read the registration statement and the joint proxy statement–prospectus regarding the proposed merger when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You will be able to obtain a free copy of the joint proxy statement–prospectus including the registration statement, as well as other filings containing information about Evergreen at the SEC’s Internet Site (http://www.sec.gov). Copies of the joint proxy statement–prospectus can also be obtained, without charge, by directing a request to Evergreen Resources, Inc., John B. Kelso, 1401 17th Street, Suite 1200, Denver, Colorado 80202, or via telephone at 303-298-8100.

Evergreen and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Evergreen in connection with the proposed merger. Pioneer and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Pioneer in connection with the proposed merger.  Additional information regarding the interests of those participants may be obtained by reading the joint proxy statement–prospectus regarding the proposed merger when it becomes available.